SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 26, 2003

Gables Residential Trust

(Exact name of Registrant as specified in its charter)

Maryland	1-12590	58-2077868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Yamato Road Suite 510 Boca Raton, FL 33431
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
561-997-9700

ITEM 5.        OTHER EVENTS.

On August 26, 2003, Gables Residential Trust (the “Company”) completed an offering of 2,500,000 shares of its common shares of beneficial interest, par value $.01 per share (the “Common Shares”) at a public offering price of $31.6706 per share.  The offering of the Common Shares was made pursuant to a Prospectus Supplement dated August 21, 2003 relating to the Prospectus dated June 7, 1999 filed with the Company’s shelf registration statement on Form S-3 (File No. 333-68359).

The net proceeds to the Company from the sale of the Common Shares, after deducting the underwriting discounts and commissions and related issuance costs, were approximately $79 million.  The Company intends to use the net proceeds to fund acquisitions and development and for general corporate purposes.  Pending such uses, the net proceeds will be used to reduce outstanding variable rate debt under the Company’s unsecured credit facilities.

ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)                                  Financial statements of business acquired:

Not Applicable

(b)                                 Pro forma financial information:

Not Applicable

(c)                                  Exhibits:

Exhibit No.

1.1*	Underwriting Agreement, dated August 20, 2003.

5.1*	Opinion of Goodwin Procter LLP regarding the legality of the Common Shares.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2003	GABLES RESIDENTIAL TRUST

	By:	/s/ Chris D. Wheeler
Chris D. Wheeler
Chief Executive Officer